SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2015

DOVER MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware 19901

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreements.

On February 20, 2015, we entered into a fifth amendment to extend closing under our May 28, 2014 agreement to sell Nashville Superspeedway. Closing is now scheduled to take place on or before March 27, 2015. The purchaser made a non-refundable $200,000 payment for the extension. At closing, this amount will not be credited against the $27 Million purchase price, but certain non-refundable payments made pursuant to previous amendments, in the aggregate amount of $1.7 Million, will be applied against the purchase price.

Amendment No. 5 dated February 20, 2015 to Purchase and Sale Agreement by and between Dover Motorsports, Inc., Nashville Speedway, USA, Inc. and NeXovation, Inc. is attached to this Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1 Amendment No. 5 dated February 20, 2015 to Purchase and Sale Agreement between Dover Motorsports, Inc., Nashville Speedway, USA, Inc. and NeXovation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn President and Chief Executive Officer

Dated: February 23, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 5 dated February, 2015 to Purchase and Sale Agreement between Dover Motorsports, Inc., Nashville Speedway, USA, Inc. and NeXovation, Inc.